EXHIBIT 23.1

                   INDEPENDENT AUDITORS' CONSENT






     We consent to the incorporation by reference in Registration Statement No. 33-38384 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-3456 on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-11317 on Form S-8, Post-Effective Amendment No. 3 to Registration Statement No. 2-70291 on Form S-8 and Registration Statement No. 33-52356 on Form S-8 of our report dated July 28, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Symmetricom, Inc. and Subsidiaries for the year ended June 30, 1994.




/s/ Deloitte & Touche LLP
_________________________


DELOITTE & TOUCHE LLP

San Jose, California
September 16, 1994